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                                                                   EXHIBIT 10.7a


                                PRINTRONIX, INC.

                AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT


        This Agreement is made at Irvine, California as of March 26, 1999 between PRINTRONIX, INC., a Delaware corporation (the "Company") and J. Edward Belt (the "Stockholder").

                                    RECITALS

        A. The Stockholder has acquired shares of the Company (the "Shares") pursuant to a sale of restricted stock (as that term is used in the Company's 1994 Stock Incentive Plan) under a restricted stock purchase agreement (the "Agreement").

        B. Payment for the Shares was made by promissory note (the "Note") accompanied by a pledge of the Shares.

        C. The Company currently has the right to repurchase a portion of the Shares.

        D.      The parties now desire to amend the Agreement.

        NOW, THEREFORE, the parties hereto amend the Agreement as follows:

                                    AGREEMENT

        1. Notwithstanding anything in the Agreement to the contrary, the Company hereby relinquishes any right to repurchase any or all of the Shares and all such shares are now "vested" as that term is used in the Agreement.

        2. The parties substitute the promissory note attached hereto as Exhibit A (the "New Note") in the place of the Note. The Stockholder acknowledges that the Shares will not be released from the pledge until the New Note has been paid. Therefore, by virtue of the inability to prepay the New Note, the Stockholder will be unable to sell the Shares for at least two years.

        3. The Stockholder shall not voluntarily resign from his position with the Company for a period of two years from the date hereof. The Stockholder recognizes that, if he were to terminate the relationship with the Company at a time when the Company deemed that the continued relationship was in its best interests, that the Company would be damaged.

        4. Nothing in this agreement alters the Company's right to terminate any employment or other relationship with the Stockholder at will, with or without cause.

        5. Except as so amended, the Agreement remains in full force and effect.


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IN WITNESS WHEREOF, this agreement is entered into as of the date first-above written.

THE COMPANY                                 THE STOCKHOLDER
PRINTRONIX, INC.



By:     ROBERT A. KLEIST                    J. EDWARD BELT
        ---------------------------         ---------------------------
        Robert A. Kleist,                   J. Edward Belt
        President & CEO


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                                 PROMISSORY NOTE
$300,000                                                      Irvine, California
                                                              October 8, 1997

        For value received, the undersigned, J. Edward Belt, hereby promises to pay to PRINTRONIX, INC., a Delaware corporation, at 17500 Cartwright Road, Irvine, California 92614-9559, or order, on March 26, 2001, the sum of Three Hundred Thousand Dollars ($300,000), together with interest on the principal balance from the date hereof at the annual rate of Six percent (6.0%), until said principal and interest have been paid in full.

        No part of this Note may be prepaid, either in whole or in part.

        Payment shall first be credited on interest and then on principal. The principal and interest are payable in lawful money of the United States of America.

        This Note is made in connection with that certain Printronix, Inc. 1994 Stock Incentive Plan Restricted Stock Purchase Agreement dated as of October 8, 1997, as amended as of March 26, 1999, between the undersigned and Printronix, Inc. The undersigned has pledged shares of Printronix, Inc. stock as security for the repayment of this Note and Printronix, Inc.'s sole recourse in the event of breach of the undersigned's obligations under this Note is to such security.

        In the event action shall be instituted for the collection of any amounts due under this Note, the undersigned promises to pay such amounts as the court may fix as attorneys' fees.

                                       J. EDWARD BELT
                                       -----------------------
                                       J. Edward Belt








                                    Exhibit A


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